EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37229, 333-46243, 333-52601, 333-58799, 333-64069, 333-75253, 333-92023, 333-93761, 333-94815, 333-44928, 333-46738, 333-54160, 333-61948, 333-74180, 333-02672, 333-100759, 333-115572, 333-127658, 333-133933, 333-137466, 333-137467, 333-141879) and on Forms S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731, 333-89631, 333-91985, 333-37624, 333-37626, 333-74050, 333-115573, 333-115574, 333-127659, 333-127665, 333-147933, 333-150698) of Home Properties, Inc. of our report dated February 27, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 27, 2009